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                                                                    Exhibit 10.2

                             MYERS INDUSTRIES, INC.


                            1997 INCENTIVE STOCK PLAN





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                             MYERS INDUSTRIES, INC.
                            1997 INCENTIVE STOCK PLAN


                                TABLE OF CONTENTS


I.       INTRODUCTION ...........................................     1

         1.1      Purpose of the Plan ...........................     1
         1.2      Definitions ...................................     1

II.      ADMINISTRATION .........................................     4

         2.1      Administration ................................     4
         2.2      Participation .................................     4
         2.3      Maximum Number of Shares Available ............     4
         2.4      Adjustments ...................................     5
         2.5      Registration Conditions .......................     5
         2.6      Committee Action ..............................     5

III.     STOCK OPTIONS ..........................................     6

         3.1      Price .........................................     6
         3.2      Period ........................................     6
         3.3      Time of Exercise ..............................     6
         3.4      Exercise Procedures ...........................     6
         3.5      Payment .......................................     6
         3.6      Special Rule for Incentive Stock Options ......     6
         3.7      Reload Stock Options ..........................     7
         3.8      Effect of Leaves of Absence ...................     7
         3.9      Termination of Employment .....................     7

IV.      GENERAL PROVISIONS .....................................     8

         4.1      Amendment and Termination .....................     8
         4.1      Government and Other Regulations ..............     8
         4.3      Other Compensation Plans and Programs .........     9
         4.4      Miscellaneous Provisions ......................     9
         4.5      Effective Date ................................    11



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                             MYERS INDUSTRIES, INC.
                            1997 INCENTIVE STOCK PLAN


         MYERS INDUSTRIES, INC., (the "Company") hereby adopts this 1997 Incentive Stock Plan ("Plan"), effective as of January 1, 1997, but subject to shareholder approval at the 1997 Annual Shareholders Meeting. The number of shares of Common Stock approved and reserved under the Plan is five hundred thousand (500,000) shares.


                                 I. INTRODUCTION

1.1      PURPOSE OF THE PLAN

         Myers Industries, Inc., has established the Plan to further its long-term financial success by creating the opportunity for key employees of the Company and its Subsidiaries to receive stock-based compensation whereby they can share in achieving and sustaining such success. The Plan also provides a means to attract and retain the executive talent needed to achieve the Company's long-term growth and profitability objectives.

1.2      DEFINITIONS

         When used in the Plan, the following terms shall have the meanings set forth below.

         (a) "Award(s)" shall mean Incentive Stock Options, Non-Qualified Stock Options or Reload Stock Options granted under the Plan.

         (b) "Award Agreement" shall mean an agreement which shall evidence the particular terms, conditions, rights and duties of the Company and the Participant with respect to an Award.

         (c) "Board" shall mean the Board of Directors of the Company.

         (d)(i) "Change of Control" shall mean (A) the attainment of beneficial ownership by any Person (as defined herein) of capital stock of the Company, the voting power of which constitutes 30 percent or more of the voting power of all of the Company's outstanding capital stock; or (B) a change in the composition of a majority of the Board during any period of two (2) years or less, provided that in determining such change, any Director whose election has been approved in advance by at least two-thirds (2/3) of the Directors then in office shall not be considered a new Director. No sale to underwriters or private placement of capital stock by the Company, nor any acquisition by the Company, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock, shall constitute a Change of Control.

         (ii) For purposes of determining a Change of Control under the Plan, the following provisions shall apply:

                  (A) The term "Person" shall mean any individual, corporation or other entity.

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                  (B)      Any Person shall be deemed to be the beneficial owner
                           of any shares of capital stock of the Company:

                           (1) which that Person owns directly, whether or not of record,

                           (2) which that Person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options, or otherwise,

                           (3) which are beneficially owned, directly or indirectly (including shares deemed owned through application of Paragraph (B)(2) above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission) of that Person, or

                           (4) which are beneficially owned, directly or indirectly (including shares deemed owned through application of Paragraph (B)(2) above), by any other Person with which that Person or his "affiliate" or "associate" has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company.

                  (C) For purposes of determining whether a Person has acquired beneficial ownership of 30 percent or more of the Company, the outstanding shares of capital stock of the Company shall include shares deemed owned by such Person through application of Paragraphs (B)(2), (B)(3) and (B)(4) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) "Committee" shall mean the Compensation Committee of the Board, or such other committee of the Board which shall be designated by the Board to administer the Plan. If the Board does not designate the Compensation Committee as the Committee, the Committee will be composed of two (2) or more persons who are from time to time appointed to serve by the Board. Each member of the Committee will be a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act or any successor rule, as any such rule may be amended from time to time, and will also qualify as an "outside director" within the meaning of Code Section 162(m). A person may be appointed to the Committee who does not qualify as a "non-employee director" if the Committee adopts and follows a recusal procedure which qualifies under the Section 16 Rules.



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         (g) "Common Stock" shall mean the common stock of the Company, no par value per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

         (h) "Company" shall mean Myers Industries, Inc., and any successor in a reorganization or similar transaction.

         (i) "Director" shall mean a duly elected member of the Board.

         (j) "Disability" shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant's Termination of Employment; provided, however, that with respect to any Participant who has entered into an employment agreement with the Company or any of its Subsidiaries, the term of which has not expired at the time a determination concerning Disability is to be made, Disability shall have the meaning attributed to "permanent disability" in such employment agreement.

         (k) "Fair Market Value" shall mean with respect to a given day, the closing sales price of a share of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Plan purposes or as is required by applicable laws or regulations.

         (l) "Incentive Stock Option" or "ISO" shall mean a right to purchase the Company's Common Stock which is intended to comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

         (m) "Non-Qualified Stock Option" or "NQSO" shall mean a right to purchase the Company's Common Stock which is not intended to comply with the terms and conditions for a tax-qualified stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

         (n) "Participant" shall mean an officer or full-time salaried employee (including a Director who is also a full-time employee) of the Company or any of its Subsidiaries who, in the judgment of the Committee, is in a position to make a positive contribution to the management, growth and success of the Company and is thus designated by the Committee to receive an Award.

         (o) "Plan" shall mean the Company's 1997 Stock Plan, as set forth herein.

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         (p) "Qualified Director" shall mean a Director who is both an "outside director" within the meaning of Code Section 162(m) and a "non-employee director" within the meaning of Rule 16b-3.

         (q) "Reload Stock Option" shall mean an option granted to a Participant who has paid for shares subject to option through the delivery of shares of Common Stock having an aggregate Fair Market Value as determined on the date of exercise equal to the option price.

         (r) "Retirement" shall mean a Participant's Termination of Employment by reason of retirement at his normal retirement date, pursuant to and in accordance with a pension, retirement or similar plan or other regular retirement practice of the Company or any of its Subsidiaries, or in accordance with the early retirement provision(s) thereof.

         (s) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (t) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (u) "Subsidiaries" shall mean the majority-owned subsidiaries of the Company.

         (v) "Termination of Employment" shall mean a cessation of the employee-employer relationship between a Participant and the Company or its Subsidiaries for any reason.


                               II. ADMINISTRATION

2.1      ADMINISTRATION

         The Plan shall be administered by the Committee, which, subject to the express provisions of the Plan, shall have full and exclusive authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan; provided, however, that subject to the express provisions hereof or unless required by applicable law or regulation, no action of the Committee shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any Award Agreement of, any Participant, without such Participant's consent. The Committee's interpretation and construction of the Plan shall be conclusive and binding on all persons, including the Company and all Participants.

2.2      PARTICIPATION

         The Committee shall, from time to time, make the selection of Participants and determine the Award or Awards to be granted to each Participant. In making its determinations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective Participants, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant.



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2.3      MAXIMUM NUMBER OF SHARES AVAILABLE

         The maximum number of shares which may be granted under the Plan is five hundred thousand (500,000) shares.

         No Incentive Stock Options shall be granted after January 1, 2007, or such other period required under the Code.

2.4      ADJUSTMENTS

         In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Plan shall be adjusted proportionately or otherwise by the Board and, where deemed appropriate, the number of shares covered by outstanding stock options and the option price of outstanding stock options shall be similarly adjusted. Also, in instances where another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. In the event of any other change affecting the Common Stock reserved under the Plan, such adjustment, if any, as may be deemed equitable by the Board, shall be made to give proper effect to such event.

2.5      REGISTRATION CONDITIONS

         Unless issued pursuant to a registration statement under the Securities Act, no shares shall be issued to a Participant under the Plan unless the Participant represents to and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

         Any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate.

         The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.



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2.6      COMMITTEE ACTION

         The Committee may, through Award Agreements, limit its discretion under this Plan. To the extent such discretion is not specifically waived in an Award Agreement, the Committee shall retain such discretion.


                               III. STOCK OPTIONS

         All stock options granted to Participants under the Plan shall be evidenced by Award Agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions.

3.1      PRICE

         The option price per share of Non-Qualified Stock Options ("NQSOs") shall be set by the Committee at the time of grant. The option price per share of Incentive Stock Options ("ISOs") shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant. If a NQSO is to meet the requirements of Section 162(m) of the Code, it shall be issued at Fair Market Value.

3.2      PERIOD

         An ISO shall not be exercisable for a term longer than ten (10) years from date of grant. NQSOs shall have a term as established by the Committee.

3.3      TIME OF EXERCISE

         The Committee may prescribe the timing of the exercise of the stock option and any minimums and installment provisions and may accelerate the time at which a stock option becomes exercisable, provided that with respect to ISOs, no such acceleration shall result in a violation of Section 3.6.

3.4      EXERCISE PROCEDURES

         A stock option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased.

3.5      PAYMENT

         The price of an exercised stock option, or portion thereof, may be paid pursuant to Section 4.4(k).



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3.6      SPECIAL RULE FOR INCENTIVE STOCK OPTIONS

         If the aggregate Fair Market Value of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and its Subsidiaries) exceeds One Hundred Thousand Dollars ($100,000), such ISOs shall be treated as NQSOs to the extent of the excess. In applying the foregoing limitation, ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of Common Stock subject to such ISOs shall be determined as of the date of grant. If such limit is exceeded in any calendar year, the Company shall have the right to designate which shares of Common Stock purchased pursuant to such ISOs shall be treated as having been acquired by the Participant pursuant to an ISO.

3.7      RELOAD STOCK OPTIONS

         A Reload Stock Option may be granted by the Committee in an Award Agreement. If a reload option is granted and a stock option is exercised while the Participant is employed by the Company and the Participant pays for the shares subject to option through the delivery of Common Stock having an aggregate Fair Market Value as determined on the date of exercise equal to the option price, the Participant will be granted a Reload Stock Option on the date of such exercise. The Award shall equal the number of whole shares of Common Stock used to pay the purchase price, and the exercise price of the Reload Stock Option shall equal the Fair Market Value of the Common Stock on the date of grant. If the Company withholds shares of Common Stock to cover applicable income and employment taxes related to the exercise of an option, then the Award shall equal the number of whole shares of Common Stock used to pay the purchase price less the number of shares withheld.

         Subject to the provisions of this Plan, the Reload Stock Option may be exercised between its date of grant and the date of expiration of an option. Shares of stock acquired upon the exercise of a Reload Stock Option are restricted from sale for two (2) years. A Reload Stock Option shall be evidenced by an Award Agreement containing such other terms and conditions as the Committee approves. No Reload Stock Option shall be granted with respect to a stock option exercised after the Participant's Retirement, Disability, death or other Termination of Employment.

3.8      EFFECT OF LEAVES OF ABSENCE

          It shall not be considered a Termination of Employment when a Participant is placed by the Company or any of its Subsidiaries on military leave, sick leave or other bona fide leave of absence. In case of such leave of absence, the employment relationship for Plan purposes shall be continued until the later of the date when such leave of absence equals ninety (90) days or when the Participant's right to reemployment with the Company or any of its Subsidiaries shall no longer be guaranteed either by statute or contract.


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3.9      TERMINATION OF EMPLOYMENT

         In the event of Termination of Employment, the following provisions shall apply with respect to ISOs and NQSOs unless waived by the Committee, or as otherwise specifically provided in the Award Agreement.

         (a) TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. NQSOs and ISOs shall be exercisable for a period equal to the lesser of five (5) years or the remaining option term; provided, however, that if the Participant elects to exercise his ISOs
                  (i) later than three (3) months after the date of his Termination of Employment due to Retirement or (ii) twelve
                  (12) months after the date of his Termination of Employment due to Disability, such ISOs shall be treated as NQSOs under the Code for purposes of calculating the federal income tax applicable as a result of the exercise of such ISOs and the subsequent disposition of the acquired shares.

         (b) OTHER TERMINATION. If a Participant's employment with the Company or any of its Subsidiaries is terminated for any reason other than death, Disability or Retirement, all Awards under this Plan shall be immediately canceled, except that if the termination is by the Company or any of its Subsidiaries or for any reason other than misconduct or misfeasance, the Participant shall have thirty (30) days thereafter within which to exercise his options to the extent that the options are otherwise exercisable immediately prior to such termination; and further, if such termination is attributable to a Change of Control, such Award shall not be canceled but shall continue as though the Participant remained in the employ of the Company or any of its Subsidiaries during the remaining option term of the Award.

         (c) LIMITATIONS ON EXERCISE. Notwithstanding the foregoing, the Committee may rescind the right to exercise stock options following Termination of Employment if the Participant has been found to be directly or indirectly engaged in any activity which is in competition with the Company or any of its Subsidiaries or is otherwise adverse to, or not in the best interest of, the Company or any of its Subsidiaries. Further, no option agreement for ISOs may extend their exercise period beyond the time allowed by the Code.


                             IV. GENERAL PROVISIONS

4.1      AMENDMENT AND TERMINATION

         The Board may, at any time and from time to time, suspend or terminate the Plan in whole or amend it from time to time in such respects as the Board may deem appropriate, subject, however, to the regulatory requirements of
Section 16(b) of the Securities Exchange Act and the requirements of the Code.



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4.2      GOVERNMENT AND OTHER REGULATIONS

         The obligation of the Company to issue Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

4.3      OTHER COMPENSATION PLANS AND PROGRAMS

         The Plan shall not be deemed to preclude the implementation by the Company and its Subsidiaries of other compensation plans or programs which may be in effect from time to time.

4.4      MISCELLANEOUS PROVISIONS

         (a) NO RIGHT TO CONTINUE EMPLOYMENT. Nothing in the Plan or in any Award or Award Agreement confers upon any Participant the right to continue in the employ of the Company or its Subsidiaries or interferes with or restricts in any way the rights of the Company or its Subsidiaries to discharge any Participant at any time for any reason whatsoever, with or without cause.

         (b) NON-TRANSFERABILITY. No right or interest of any Participant in any Award under the Plan shall be (i) assignable or transferable, except by will or the laws of descent and distribution or a valid beneficiary designation made in accordance with procedures established by the Committee, or (ii) liable for, or subject to, any lien, obligation or liability. An ISO may be exercised only by the Participant during his lifetime, by his estate or by the person who acquires the right to exercise such option by bequest or inheritance.

         (c) DESIGNATION OF BENEFICIARY. A Participant, in accordance with procedures established by the Committee, may designate a person or persons to receive, in the event of the Participant's death, (i) any payments with respect to which the Participant would then be entitled, and (ii) the right to continue to participate in the Plan to the extent of such Participant's outstanding Awards. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing.

         (d) WITHHOLDING TAXES. The Company's obligation to deliver shares of Common Stock or cash upon the exercise of stock options granted will be subject to the satisfaction by the Participant of all applicable federal, state and local income tax and employment tax withholding requirements. The Committee (or plan administrator) may, in its discretion and in accordance with any applicable tax or securities laws (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3), provide any or all holders of NQSOs under the Plan, with the right to use shares of the Company's Common Stock in satisfaction of all or part of the federal, state and local income tax and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such option holder in either or both of the following formats:



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         (i)      STOCK WITHHOLDING. The holder of the NQSO may be provided with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such NQSO, a portion of those shares with an aggregate fair market value not to exceed one hundred percent (100%) of the applicable Taxes.

         (ii) STOCK DELIVERY. The holder of the NQSO may be provided with the election to deliver to the Company, at the time the NQSO is exercised, one (1) or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise triggering the Taxes) with an aggregate fair market value equal to the designated percentage (up to 100% as specified by the option holder) of the Taxes incurred in connection with such option exercise.

         (e) PLAN EXPENSES. Any expenses of administering the Plan shall be borne by the Company.

         (f) CONSTRUCTION OF PLAN. The interpretation of the Plan and the application of any rules implemented hereunder shall be determined solely in accordance with the laws of the State of Ohio.

         (g) UNFUNDED PLAN. The Plan shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Awards. Any liability of the Company to any person with respect to an Award under this Plan shall be based solely upon any obligations which may be created by this Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

         (h) BENEFIT PLAN COMPUTATIONS. Any benefits received or amounts paid to a Participant with respect to any Award granted under the Plan shall not have any effect on the level of benefits provided to or received by any Participant, or the Participant's estate or beneficiary, as part of any employee benefit plan (other than the Plan) of the Company.

         (i) PRONOUNS, SINGULAR AND PLURAL. The masculine may be read as feminine, the singular as plural and the plural as singular as necessary to give effect to the Plan.

         (j) MAXIMUM ANNUAL GRANT. In no event shall any one individual participating in the Plan, be granted stock options for more than one and one-half percent (1.5%) of the total outstanding shares of Common Stock of the Company, in the aggregate, in any calendar year.

         (k) PAYMENT. The exercise price will be payable in one of the alternative forms specified below:

                  (i) full payment in cash or check made payable to the Company's order; or

                  (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or



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                  (iii)    full payment in a combination of shares of Common
                           Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Company's order; or

                  (iv) full payment through a sale and remittance procedure pursuant to which the Participant will provide irrevocable written directives to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall concurrently provide written instructions to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         For purposes of this subsection, the "Exercise Date" will be the date on which written notice of the option exercise is delivered to the Company, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of the Plan. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

4.5      EFFECTIVE DATE

         The Plan will become effective as of January 1, 1997, upon approval by shareholders of the Company. The Plan and all outstanding Awards shall remain in effect until all outstanding Awards have been exercised, expired or canceled.



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